Exhibit 24

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors of nVent Electric plc, an entity organized under the laws of Ireland, hereby constitute and appoint Beth A. Wozniak and Jon D. Lammers, or either of them, his/her attorney-in-fact and agent, with full power of substitution, for the purpose of signing on his/her behalf as a director of nVent Electric plc the Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission within the next sixty days, and to file the same, with all exhibits thereto and other supporting documents, with the Securities and Exchange Commission, granting unto such attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Signature		Title

/s/ Jerry W. Burris	February 26, 2023	Director
Jerry W. Burris	Date

/s/ Susan M. Cameron	February 21, 2023	Director
Susan M. Cameron	Date

/s/ Michael L. Ducker	February 22, 2023	Director
Michael L. Ducker	Date

/s/ Randall J. Hogan	February 23, 2023	Director
Randall J. Hogan	Date

/s/ Danita K. Ostling	February 23, 2023	Director
Danita K. Ostling	Date

/s/ Nicola Palmer	February 24, 2023	Director
Nicola Palmer	Date

/s/ Herbert K. Parker	February 21, 2023	Director
Herbert K. Parker	Date

/s/ Greg Scheu	February 23, 2023	Director
Greg Scheu	Date

/s/ Jacqueline Wright	February 26, 2023	Director
Jacqueline Wright	Date